UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report:	May 4, 2012
Date of earliest event reported:	April 30, 2012

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd. Naperville, Illinois		60563
(Address of principal executive offices)		(Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

OfficeMax Incorporated (“OfficeMax”) held its annual stockholders’ meeting on April 30, 2012. At the annual meeting, OfficeMax’s stockholders (i) elected each of the persons listed below to serve as an OfficeMax director for a term that will continue until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the appointment of KPMG LLP to serve as OfficeMax’s independent registered public accounting firm for 2012, and (iii) adopted, on a non-binding, advisory basis, a resolution approving the compensation of OfficeMax’s named executive officers described under the heading “Executive Compensation” in OfficeMax’s proxy statement.

OfficeMax’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors.

Name	FOR	AGAINST	WITHHOLD	BROKER NON-VOTE
Warren F. Bryant	66,511,608	390,880	378,876	8,762,078
Joseph M. DePinto	65,948,732	943,632	389,000	8,762,078
Rakesh Gangwal	65,337,508	1,658,362	285,494	8,762,078
V. James Marino	66,518,675	387,211	375,478	8,762,078
William J. Montgoris	65,953,742	939,342	388,280	8,762,078
Francesca Ruiz de Luzuriaga	65,918,256	988,351	374,757	8,762,078
Ravichandra K. Saligram	66,144,423	851,811	285,130	8,762,078
David M. Szymanski	65,839,417	1,053,677	388,270	8,762,078

Proposal 2: The appointment of KPMG LLP as OfficeMax’s independent registered public accounting firm for 2012.

00,000,000	00,000,000	00,000,000	00,000,000
FOR	AGAINST	ABSTAIN
75,504,365	493,119	45,958

Proposal 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of OfficeMax’s named executive officers described under the heading “Executive Compensation” in OfficeMax’s proxy statement.

00,000,000	00,000,000	00,000,000	00,000,000
FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
64,000,132	3,078,534	202,698	8,762,078

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad Executive Vice President and General Counsel